EXHIBIT 10.52

CONVERTIBLE PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ll) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDINGTHEFOREGOING, THE SECURITIES MAYBE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Issue Date: March' Principal Amount: $52,500.00

Interest Rate: 9%, per annum

Maturity Date: March ' Original Issue Discount: 10%

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Eventure Interactive, Inc., a Nevada corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of River North Equity LLC, an Illinois limited liability company, or its registered assigns (the "Holder") the sum of $52,500.00 together with any interest as set forth herein, on March 20 I 6 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of nine percent (9%) per annum (the "Interest Rate") from the date hereof (the "Issue Date") until the same becomes due and payable, whether at the Maturity Date or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note, which is not paid when due, shall bear interest at the rate of sixteen percent (16%) per annum from the due date thereof until the same is paid ("Default Interest") and shall be subject to a partial penalty at the rate of five percent (5%) on the outstanding principal and accrued interest under this Note ("Partial Penalty Payment"). Interest shall commence accruing on the date that the Note is fully paid by the Holder and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into Borrower's common stock, $0.001 par value per share (the "Common Stock")) in accordance with the terms hereof shall be made in lawful money of the United States of America. All payments shall be made at such address, as Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Convertible Note Purchase Agreement dated the date hereof, by and between Borrower and Holder, pursuant to which this Note was originally issued (the "Purchase Agreement").

Borrower__________	Holder _________

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This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof

The following terms shall apply to this Note:

ARTICLE I.CONVERSION RIGHTS

1.1 Conversion Right. 180 days following the Issue Date and until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock (as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified) at the option of the Holder, at any time and from time to time, at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); provided, however, that in no event shall Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the un-exercised or unconverted portion or any other security of Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however that the limitations on conversion may be waived by Holder upon, at the election of Holder, not less than 61 days' prior notice to Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Holder, as may be specified in such notice of waiver). Should Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over Borrower or any of its securities on Borrower's ability to issue shares of Common Stock, in lieu of any right to convert this Note as described in this Section 1.1, this will be considered an Event of Default under Section 3.2 of the Note.

Borrower__________	Holder _________

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The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit C (the "Conversion Notice"), delivered to Borrower by Holder in accordance with Section 1.4 below; provided that the Conversion Notice is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 pm New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at Borrower's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at Borrower's option, Default Interest and Partial Penalty Payment, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (3) at Holder's option, any amounts owed to Holder pursuant to Sections 1.3 and 1.4(g) hereof.

1.2 Conversion Price

1.2(a) Calculation of Conversion Price: The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by Borrower relating to Borrower's securities or the securities of any subsidiary of Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). As used in this Agreement, the "Variable Conversion Price" shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%) if Conversion Shares are transferred to Holder's brokerage account through OWAC. If Conversion Shares cannot be transferred to Holder's brokerage account through OWAC then the Variable Conversion Price shall mean 50% multiplied by the Market Price (representing a discount rate of 50%). "Market Price" means the lowest price the Common Stock was traded for on the OTCQB, or other applicable Trading Market, as reported by a reliable reporting service (e.g. Bloomberg LP) during the 20 Trading Days immediately preceding the Conversion Date, or if no such price is available in the foregoing manner, the lowest closing bid price quoted for the Common Stock by any of the market makers during such 20 Trading Days. If the Market Price for the Common Stock is not available in any of the manners provided above, then it shall mean the fair market value as mutually determined by the Company and the Holder. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or any other Trading Market on which the Common Stock is then being traded.

Borrower__________	Holder _________

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1.2(b) Conversion Price During Major Announcements: Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of Borrower or (ii) n,to purchase 50% or more of Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(b). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer or takeover scheme) which caused this Section 1.2(b) to become operative.

1.3 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock for the entire principal amount of this Note, plus all accrued and unpaid interest thereon, plus any liquidated damages as per Section 1.4(g) below (the "Reserved Amount"). Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4 Method of Conversion.

(a)         Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by Holder in whole or in part at any time from time to time after the Issue Date, by (a) submitting to Borrower a Conversion Notice by facsimile (with receipt confirmation from recipient), e mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Eastern Standard Time and (b) subject to Section 1.4(b), surrendering this Note at the principal office of Borrower.

Borrower__________	Holder _________

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(b)         Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid principal amount of this Note is so converted. Holder and Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. in the event of any dispute or discrepancy, such records of Borrower shall, prima-facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Holder may not transfer this Note unless Holder first physically surrenders this Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of Holder a new Note of like tenor, registered to Holder (upon payment by Holder of any applicable transfer taxes) representing in the aggregate the remaining unpaid principal amount of this Note. Holder and any assignee who is an "accredited investor" as defined under Rule 50l(a), by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)         Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than Holder or the custodian in whose street name such shares are to be held for Holder's account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d)         Delivery of Common Stock upon Conversion. Upon receipt by Borrower from Holder of a facsimile transmission (with receipt confirmation from recipient) or e-mail (or other reasonable means of communication) of a Conversion Notice meeting the requirements for conversion as provided in this Section 1.4, Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (but in no event later than the third (3rd) business day being hereinafter referred to as the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e)         Obligation of Borrower to Deliver Common Stock. Upon receipt by Borrower of a Conversion Notice, Holder shall be deemed to be Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If Holder shall have given a Conversion Notice as provided herein, Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to Holder of record, or any setoff; counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise hint such obligation of Borrower to Holder in connection with such conversion. The Conversion Date specified in the Conversion Notice shall be the Conversion Date so long as the Conversion Notice is received by Borrower before 6:00 p.m., Eastern Standard Time, on such date.

Borrower__________	Holder _________

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(f)          Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Holder, Borrower shall se Common Stock issuable upon conversion to Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

(g)          Failure to Deliver Common Stock Prior to Deadline: Partial Liquidated Damages. Should Borrower fail to deliver the Common Stock by the Deadline then Holder, at any time, prior to selling all of the shares being converted, may rescind any portion, in whole or in part, of that particular conversion, attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Borrower. Without in any way limiting Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline, Borrower shall pay to Holder $1,000 per day in cash, for each day beyond the Deadline that Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder on the business day immediately following delivery of the Common Stock or, at the option of Holder (by written notice to Borrower), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. In addition, if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline, Borrower shall cover all costs associated with the issuance of such Common Stock. Borrower agrees that the right to convert is a valuable right to Holder. The damages resulting from a failure, attempt to frustrate or interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the partial liquidated damages provision contained in this Section 1.4(g) are justified.

1.5 Concerning the Shares. Buyer understands that the Note, and until such time as the Conversion Shares have become eligible for transfer pursuant to any of the alternatives specified in Section 2(f) of the Purchase Agreement, the Conversion Shares may bear a restrictive legend in substantially the following form:

Borrower__________	Holder _________

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"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed from a Security which satisfied any of the alternatives specified in Section 2(f) of the Purchase Agreement and Company shall cause its Transfer Agent to issue a certificate(s) without such legend upon request by its holder. In the absence of a registration statement covering the Security, such holder shall provide an opinion of counsel, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act. In the event that Company does not accept the opinion of counsel provided by Buyer by the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6 Effect of Certain Events.

(a)          Effect of Merger. Consolidation. Etc. At the option of Holder, the sale, conveyance or disposition of all or substantially all of the assets of Borrower, the effectuation by Borrower of a transaction or series of related transactions in which more than 50% of the voting power of Borrower is disposed of, or the consolidation, merger or other business combination of Borrower with or into any other Person (as defined below) or Persons when Borrower is not the survivor shall be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization

Borrower__________	Holder _________

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(b)          Adjustment Due to Merger. Consolidation. Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of Borrower other than in connection with a plan of complete liquidation of Borrower, then Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any, limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not Borrower) assumes by written instrument the obligations of this Section l.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)         Adjustment due to Distribution. If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been Holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)          (Intentionally Omitted).

(e)         Purchase Rights. If, at any time when any Notes are issued and outstanding, Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Borrower__________	Holder _________

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(f)         Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

I.7 Status as Shareholder. Upon submission of a Conversion Notice by a Holder, (i) the shares covered thereby (provided the Reserved Amount fully covers the dollar amount being converted and that such shares meet the conditions set forth in Section 1.1 above) shall be deemed converted into shares of Common Stock and (ii) Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates (or electronic transmissions into Holder's broker account) for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates (or transfer in the form of electronic transmission into Holder's broker account) for all shares of Common Stock prior to the tenth (lOth) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying Borrower) Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, Holder shall retain all of its rights and remedies (including, without limitation the right to receive liquidated damages pursuant to Section 1.4(g), to the extent required thereby, for Borrower's failure to convert this Note.

1.8 Prepayment Notwithstanding anything to the contrary contained in this Note, so long as Borrower has not received a Conversion Notice from Holder, then at any time during the period beginning on the Issue Date, Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to Holder of the Note at its registered addresses by facsimile (with receipt confirmation by recipient) or email and shall state: (i) that Borrower is exercising its right to prepay the Note, and (ii) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Holder as specified by Holder in writing to Borrower at least one (I) business day prior to the Optional Prepayment Date. If Borrower exercises its right to prepay the Note, Borrower shall make payment to Holder of an amount in cash (the "Optional Prepayment Amount") equal to I 05%, multiplied by the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest and Partial Penalty Payment, if any, on the amounts referred to in clauses (w) and (x) plus (iv) any amounts owed to Holder pursuant to Sections 1.4 and 3.2 hereof. If Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Holder of the Note within two (2) business days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.8.

Borrower__________	Holder _________

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ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of Borrower's disinterested directors.

2.2 Restriction on Stock Repurchases. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Par Value of Common Stock. So long as Borrower shall have any obligation under this Note, Borrower covenants that at any time when Holder shall deliver a Conversion Notice, the par value of Borrower's Common Stock shall not be higher than the Conversion Price applicable to such Conversion Notice.

2.4 Mandatory Reverse Stock Split. So long as Borrower shall have any obligation under this Note, should there be no bid on the Trading Market where the Company's Common Stock is listed or traded for 3 consecutive trading days, the Company shall immediately have its Common Stock undergo a reverse stock split at a ratio of I 00-to-1.

2.5 Borrowings. So long as Borrower shall have any obligation under this Note, Borrower shall not, without giving Holder notice of his Right Of First Refusal, in accordance with Section 4(c) of the Purchase Agreement written consent, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

Borrower__________	Holder _________

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2.6 Sale of Assets. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE m. EVENTS OF DEFAULT/INDEMNITY

If any of the following events occur (each, an "Event of Default"), the Holder shall be entitled to consider the Borrower to be in default and this Note shall become immediately due and payable:

3.1 Failure to Pay Principal or Interest. Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration or otherwise.

3.2 Conversion and the Shares. Borrower fails to issue shares of Common Stock to Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by Holder of the conversion rights of Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer or issue any certificate (or electronic transmission) for shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) the shares of Common Stock to be issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after Holder shall have delivered a Conversion Notice.

3.3 Breach of Covenants. Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to Borrower from Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or in any agreement, statement or certificate given in pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of Holder with respect to this Note or the Purchase Agreement.

Borrower__________	Holder _________

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3.5 Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 (Intentionally Omitted).

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower.

3.8 Delisting of Common Stock. Borrower shall fail to maintain the listing of the Common Stock on a Trading Market.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of Borrower's ability to continue as a "going concern" shall not be an admission that Borrower cannot pay its debts as they become due.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements filed by Borrower with the SEC for any date or period from two (2) years prior to the Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of Holder with respect to this Note or the Purchase Agreement.

3.13 Reverse Splits. Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to Holder, unless such reverse split is done pursuant to Section 2.4 of this Note.

3.14 Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent, Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and Borrower.

Borrower__________	Holder _________

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3.15 Default. Notwithstanding anything to the contrary contained in this Note, upon the occurrence of an Event of Default under Article III, exercisable through the delivery of written notice to Borrower by the Holder (the "Default Notice"), the Note shall become immediately due and payable and Borrower shall pay to Holder, in full satisfaction of its obligations hereunder, an amount equal: 130o/o times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest and Partial Penalty Payment, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to Holder pursuant to Section 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then Holder shall have the right at any time, so long as Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require Borrower, upon written notice, to immediately issue, in lieu of the Default Amount (or any part thereof), the number of shares of Common Stock of Borrower equal to the Default Amount (or any part thereof) divided by the Conversion Price then in effect.

3.16 Par Value of Common Stock. Borrower shall fail to have the appropriate Common Stock par value in accordance with Section 2.3 of this Note.

3.17 Mandatory Reverse Stock Split. Borrower shall fail to have its Common Stock undergo a reverse stock split in accordance with Section 2.4 of this Note.

3.18 Failure to Comply with the Exchange Act. Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.19 Indemnification of Holder. In addition to any other remedies available to the Holder, Borrower will, at all times, indemnify, save, and hold harmless Holder and its officers, directors, employees, and agents from and against all sums and expenses, claims, costs, charges, legal fees, collection fees, disbursements, and expenses of very kind and nature associated with a breach of this Agreement by Borrower, including, but not limited to, any breach of a representation, warranty, or covenant made by Borrower.

Borrower__________	Holder _________

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ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to he received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be: If to Borrower, to:

Eventure Interactive, Inc.

3420 Bristol St., 6th Floor

Costa Mesa, CA 92626

Attn: Gannon Giguiere

Telephone: 855-986-5669

Email: gannon.giguiere@eventure.com

If to Holder, to:

River North Equity LLC

360 W. Hubbard St., Unit 2801

Chicago, Illinois 60654

Attn: Edward M. Liceaga

Telephone: (312)-643-0280

E-mail: Edward@rivemorthequity.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Borrower__________	Holder _________

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4.4 Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" as defined in Rule 501(a) of the 1933 Act. Notwithstanding anything inside in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement in compliance with applicable securities rules and regulations.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay Holder hereof all costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Illinois or in the federal courts located in Cook County. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, or any other agreement/document related to it, by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Convertible Note Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Convertible Note Purchase Agreement dated March_, 2015.

Borrower__________	Holder _________

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4.8 Notice of Corporate Events. Except as otherwise provided below, Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. Borrower shall provide Holder with prior notification of any meeting of Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of Borrower or any proposed liquidation, dissolution or winding up of Borrower, Borrower shall mail a notice to Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. Borrower shall make a public announcement of any event requiring notification to Holder hereunder substantially simultaneously with the notification to Holder in accordance with the terms of this Section 4.9.

4.9 Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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Borrower__________	Holder _________

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGNED by: Edward M. Liceaga for and on behalf of

River North Equity LLC

Signature:	/s/ Edward M. Liceaga

SIGNED by:	/s/ Gannon Giguiere
for and on behalf of
Eventure Interactive, Inc.

Signature:	/s/ Gannon Giguiere

Borrower__________	Holder _________

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